FRP HOLDINGS, INC./NEWS

Contact:    John D. Baker III
            Chief Financial Officer                               904/858-9100

------------------------------------------------------------------------------

FRP HOLDINGS, INC. (NASDAQ: FRPH) ANNOUNCES RESULTS FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2019

FRP Holdings, Inc. (NASDAQ-FRPH) Jacksonville, Florida; November 6, 2019 -

Third Quarter Consolidated Results of Operations

Net income for the third quarter of 2019 was $2,001,000 or $.20 per share versus $2,224,000 or $.22 per share in the same period last year. Loss from discontinued operations for the third quarter of 2019 was ($13,000) or $.00 per share versus a loss from discontinued operations of ($78,000) or ($.01) per share in the same period last year. Interest earned for the third quarter includes $560,000 for Bryant Street and Maren preferred interest and $144,000 realized gain on bonds called early. Loss on Joint Venture includes $393,000 for the Company's ownership share of the Bryant Street and Maren preferred interest and $255,000 amortization of the guarantee liability related to the Bryant Street loan. In July 2019 land located in Yatesville, Georgia was sold for $213,500 resulting in a gain of $124,000.

Third Quarter Segment Operating Results

Asset Management Segment:
------------------------
Most of the Asset Management Segment was reclassified to discontinued operations leaving two commercial properties as well as Cranberry Run, which we purchased first quarter, and 1801 62nd Street which joined Asset Management on April 1. Cranberry Run is a five-building industrial park in Harford County, MD totaling 268,010 square feet of industrial/flex space and at quarter end was 26.1% leased and occupied. 1801 62nd Street is our most recent spec building in Hollander Business Park and is our first warehouse with a 32-foot clear. We completed construction on this building earlier this year and it is now 100% leased. We expect it to be fully occupied in the first quarter of 2020. Total revenues in this segment were $430,000, down ($138,000) or (24.3%), over the same period last year. Operating loss was ($160,000), down ($402,000) from an operating profit of $242,000 in the same quarter last year due to higher allocation of corporate expenses and increased operating expenses associated with the Cranberry Run acquisition in the first quarter and the addition of 1901 62nd Street to Asset Management in the second quarter.

Mining Royalty Lands Segment:
----------------------------
Total revenues in this segment were $2,302,000 versus $2,125,000 in the same period last year. Total operating profit in this segment was $2,059,000, an increase of $126,000 versus $1,933,000 in the same period last year. Among the reasons for this increase in revenue and operating profit is the contribution from our Ft. Myers quarry, the revenue from which, now that mining has begun in earnest, was nearly double the minimum royalty we have been receiving until recently. Royalties were reduced by $115,000 due to a volumetric adjustment from the Manassas quarry.

Development Segment:
-------------------
The Development segment is responsible for (i) seeking out and identifying opportunistic purchases of income producing warehouse/office buildings, and
(ii) developing our non-income producing properties into income production.

With respect to ongoing projects:

   *	We are fully engaged in the formal process of seeking PUD entitlements
	for our 118-acre tract in Hampstead, Maryland, now known as "Hampstead Overlook." Hampstead Overlook received non-appealable rezoning from industrial to residential during the first quarter this year.
   *	We finished shell construction in December 2018 on the two office
	buildings in the first phase of our joint venture with St. John Properties. Shell construction of the two retail buildings was completed in January. We are now in the process of leasing these four single-story buildings totaling 100,030 square feet of office and retail space. At quarter end, Phase I was 44% leased and 8% occupied.
   *	We are the principal capital source of a residential development
	venture in Baltimore County, Maryland known as "Hyde Park." We have committed up to $3.5 million in exchange for an interest rate of 10% and a preferred return of 20% after which a "waterfall" determines
	the split of proceeds from sale. Hyde Park will hold 122 town homes
	and four single-family lots and received a non-appealable Plan Approval during the first quarter. We are currently pursuing entitlements and have a home builder under contract to purchase the land upon government approval to begin development.
   *	We are the principal capital source of a residential development
	venture in Prince George's County, Maryland known as "Amber Ridge." We have committed up to $18.5 million in exchange for an interest rate of 10% and a preferred return of 20% after which a "waterfall" determines the split of proceeds from sale. Amber Ridge will hold approximately 200 town homes. We are currently pursuing entitlements and have a home builder under contract to purchase 136 of the 200 units upon
	completion of development.
   *	In April 2018, we began construction on Phase II of our RiverFront on
	the Anacostia project, now known as "The Maren." We expect to deliver the building in the first half of 2020.

   *	In December 2018, the Company entered into a joint venture agreement
	with MidAtlantic Realty Partners (MRP) for the development of the first phase of a multifamily, mixed-use development in northeast Washington, DC known as "Bryant Street." FRP contributed $32 million for common equity and another $23 million for preferred equity to the joint venture. Construction began in February 2019 and should be finished in 2021. This project is located in an opportunity zone and could defer a significant tax liability associated with last year's asset sale.

Stabilized Joint Venture Segment:
--------------------------------
Dock 79's average occupancy for the quarter was 97.02%, and at the end of the quarter, Dock 79 was 93.44% leased and 96.72% occupied. This quarter, 63.51% of expiring leases renewed with an average increase in rent on those renewals of 3.19%. Net Operating Income this quarter for this segment was $1,849,000, up $153,000 or 9.02% compared to the same quarter last year. Dock 79 is a joint venture between the Company and MRP, in which FRP Holdings, Inc. is the majority partner with 66% ownership.

In July 2019, the Company completed a like-kind exchange by reinvesting $6,000,000 into a Delaware Statutory Trust (DST) known as CS1031 Hickory Creek DST. The DST owns a 294-unit garden-style apartment community known as Hickory Creek consisting of 19 three-story apartment buildings containing 273,940 rentable square feet. Hickory Creek was constructed in 1984 and substantially renovated in 2016 and is located in Henrico County, Virginia. The Company is 26.649% beneficial owner and receives monthly distributions.

Nine Months Consolidated Results of Operations.

Net income for first nine months of 2019 was $13,724,000 or $1.38 per share versus $123,766,000 or $12.24 per share in the same period last year. Income from discontinued operations for the first nine months of 2019 was $6,849,000 or $.69 per share versus $122,109,000 or $12.08 per share in the same period last year. Interest earned for the first nine months of 2019 includes $1,017,000 for Bryant Street and Maren preferred interest and $591,000 realized gain on bonds called early. Loss on Joint Venture includes $759,000 for the Company's ownership share of the Bryant Street and Maren preferred interest and $255,000 amortization of the guarantee liability related to the Bryant Street loan. In July 2019, the Company sold a parcel of vacant land in Yatesville, GA for $213,500 resulting in a gain of $124,000. The first nine months of 2018 income from continuing operations of $1,309,000 included $1,085,000 in stock compensation expense ($682,800 for the 2018 director stock grant and $402,000 for vesting of option grants from 2016 and 2017 due to the asset disposition).

Nine Months Segment Operating Results

Asset Management Segment:
------------------------
Most of the Asset Management Segment was reclassified to discontinued operations leaving one recent industrial acquisition, Cranberry Run, which we purchased first quarter, 1801 62nd Street which joined Asset Management on April 1, and two commercial properties after the sale this past quarter of our office property at 7030 Dorsey Road. Cranberry Run is a five-building industrial park in Harford County, MD totaling 268,010 square feet of industrial/ flex space. It is our plan to make $1,455,000 in improvements in order to re-lease the property for a total investment of $29.35 per square foot. 1801 62nd Street is our most recent spec building in Hollander Business Park and is our first warehouse with a 32-foot clear. We completed construction on this building earlier this year and it is 100% leased as of September 30, 2019. Total revenues in this segment were $1,733,000, up $16,000 or .9%, over the same period last year. Operating loss was ($237,000), down $874,000 from an operating profit of $637,000 in the same period last year due to higher allocation of corporate expenses and increased operating expenses associated with the Cranberry Run acquisition in the first quarter and the addition of 1801 62nd Street to Asset Management second quarter.

Mining Royalty Lands Segment:
----------------------------
Total revenues in this segment were $7,164,000 versus $5,952,000 in the same period last year. Total operating profit in this segment was $6,482,000, an increase of $1,142,000 versus $5,340,000 in the same period last year. Among the reasons for this increase in revenue and operating profit is the contribution from our Ft. Myers quarry, the revenue from which, now that mining has begun in earnest, was more than double the minimum royalty we have been receiving until recently. Royalties were reduced by $115,000 due to a volumetric adjustment from the Manassas quarry.

Stabilized Joint Venture Segment:
--------------------------------
Average occupancy for the first nine months at Dock 79 was 95.57%, and at the end of the third quarter, Dock 79 was 93.44% leased and 96.72% occupied. Through the first nine months of the year, 59.76% of expiring leases have renewed with an average increase in rent of 2.80%. Net Operating Income for this segment was $5,346,000, up $499,000 or 10.30% compared to the same period last year, primarily due to substantial increases in NOI from our retail tenants compared to this period last year. Dock 79 is a joint venture between the Company and MRP, in which FRP Holdings, Inc. is the majority partner with 66% ownership.

In July 2019, the Company completed a like-kind exchange by reinvesting $6,000,000 into a Delaware Statutory Trust (DST) known as CS1031 Hickory
Creek DST. The DST owns a 294-unit apartment community known as Hickory Creek consisting of 19 three-story apartment buildings containing 273,940 rentable square feet. Hickory Creek was constructed in 1984 and substantially renovated in 2016. The property is eleven miles from downtown Richmond in Henrico County, Virginia. The Company is 26.649% beneficial owner and receives monthly distributions.

Summary and Outlook

With the second quarter dispositions of our assets at 1502 Quarry Drive and 7020 Dorsey Road for $11.7 million and $8.85 million respectively, the Company continued and has nearly completed the liquidation of its "heritage" properties. Of the 43 buildings owned and operated by the Company at the start of 2018, all that remains is the Company's home office building in Sparks, MD and the vacant lot in Jacksonville still under lease to Vulcan that used to house Florida Rock Industries' home office. In the past year we have added Cranberry Run and 1801 62nd Street to the Asset Management Segment. These additions, the former a value-add, opportunistic acquisition and the latter, an in-house development of one of the parcels remaining at Hollander Business Park, are indicative of the types of assets we intend to add periodically to this segment. But they should not be mistaken as the first steps on the road to rebuilding the kind of Asset Management segment we operated prior to last year's sale. We are no longer in the develop and hold business when it comes to industrial assets. Rather, we will develop buildings from our existing land bank or rehabilitate an existing industrial park acquired at a discount with the aim of selling the rehabilitated parks and/or groups of two or three new, fully leased warehouses into a market that puts a premium on a portfolio of assets.

This quarter marked the sixth consecutive quarter of increases in mining royalty revenue compared to the same period the year before and represents the segment's best ever nine-month start to a fiscal year. The royalties collected through the first nine months are more than what we collected in any year prior to 2017.

Construction remains on schedule for The Maren and Bryant Street, with delivery expected at The Maren in the first half of 2020. While construction should be complete at Bryant St in 2021, the first residential unit should be delivered by the end of 2020. These assets represent an investment of over $80 million and will more than triple the number of residential units and square feet of mixed use we have in our existing portfolio.

As mentioned previously, we renewed 63.51% of the leases at Dock 79 that were set to expire this quarter. That number was helped by the fact that 20 of the 26 leases expiring in September renewed. Given the growing supply of multi-family in that submarket, the fact that we continue to renew more than half our tenants during the construction of The Maren next door, while also growing rents is a testament to both the quality of the asset as well as the premium this market places on a waterfront location.

We continue to explore different projects in which to reinvest the proceeds of our recent asset sales. Though we are aggressive in terms of the scope of our exploration, we remain cautious and perhaps conservative regarding the quality of any project we consider. We do not expect that our investors will have unlimited patience as to when this money is put to work, and no one is more anxious than our management team to return the money to our shareholders in the form of new investments. However, though we hear the clock ticking, we are not going to let that factor unduly into any investment decision we make. The redeployment of our cash will be based on the amount of return we can generate rather than the amount of time that has passed since the asset sale.

To that end, we have been buying back shares of the Company when we believe it is underpriced. As of September 30, the Company had repurchased 159,282 shares in 2019 at an average cost of $48.43 per share and had authorization to repurchase another $11,436,000 in stock.

Conference Call

The Company will host a conference call on Thursday November 7 at 10:00 a.m.
(EST). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-311-9406 (passcode 939063) within the United States. International callers may dial 1-334-323-7224 (passcode 939063). Computer audio live streaming is available via the Internet through the Company's website at www.frpholdings.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/frp110719.
For the archived audio via the internet, click on the following link http://archive.conferenceamerica.com/archivestream/frp110719.mp3. If using the Company's website, click on the Investor Relations tab, then select the earnings conference stream. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 1-877-919-4059, international callers dial 1-334-323-0140. The passcode of the audio replay is 98738767. Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include, but are not limited to: the possibility that we may be unable to find appropriate reinvestment opportunities for the proceeds from the Sale Transaction; levels of construction activity in the markets served by our mining properties; demand for flexible warehouse/office facilities in the Baltimore-Washington-Northern Virginia area demand for apartments in Washington D.C. and Richmond, Virginia; our ability to obtain zoning and entitlements necessary for property development; the impact of lending and capital market conditions on our liquidity; our ability to finance projects or repay our debt; general real estate investment and development risks; vacancies in our properties; risks associated with developing and managing properties in partnership with others; competition; our ability to renew leases or re-lease spaces as leases expire; illiquidity of real estate investments; bankruptcy or defaults of tenants; the impact of restrictions imposed by our credit facility; the level and volatility of interest rates; environmental liabilities; inflation risks; cybersecurity risks; as well as other risks listed from time to time in our SEC filings; including but not limited to; our annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

FRP Holdings, Inc. is a holding company engaged in the real estate business, namely (i) leasing and management of commercial properties owned by the Company, (ii) leasing and management of mining royalty land owned by the Company, (iii) real property acquisition, entitlement, development and construction primarily for apartment, retail, warehouse, and office,
(iv) leasing and management of a residential apartment building.

                      FRP HOLDINGS, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands except per share amounts)
                                 (Unaudited)

                                    THREE MONTHS ENDED       NINE MONTHS ENDED
                                       SEPTEMBER 30,           SEPTEMBER 30,
                                     2019       2018         2019       2018
                                    ------     ------       ------     ------
Revenues:
  Lease revenue                  $   3,581      3,617       10,796     10,418
  Mining lands lease revenue         2,302      2,125        7,164      5,952
                                 ---------     ------      -------     ------
Total Revenues                       5,883      5,742       17,960     16,370

Cost of operations:
  Depreciation, depletion
    and amortization                 1,431      1,821        4,390      6,350
  Operating expenses                   952        983        2,744      2,951
  Environmental remediation              -       (465)           -       (465)
  Property taxes                       740        663        2,206      1,949
  Management company indirect          670        550        1,872      1,366
  Corporate expenses                   732        522        1,928      2,910
                                 ---------     ------      -------     ------
Total cost of operations             4,525      4,074       13,140     15,061

Total operating profit               1,358      1,668        4,820      1,309

Net investment income, including
  realized gains of $144, $0,
  $591 and $0, respectively          2,019      1,654        5,813      1,875
Interest expense                      (129)      (768)        (989)    (2,418)
Equity in loss of
  joint ventures                      (746)       (13)      (1,282)       (36)
Gain (loss) on real
  estate investments                   126         (3)         662         (3)
                                 ---------     ------      -------     ------

Income from continuing
  operations before income
  taxes                              2,628      2,538        9,024        727
Provision for income taxes             726        508        2,529        269
                                 ---------     ------      -------     ------
Income from continuing
  operations                         1,902      2,030        6,495        458

Income (loss) from
  discontinued operations, net         (13)       (78)       6,849    122,109

Net income                           1,889      1,952       13,344    122,567
Loss attributable to
  noncontrolling interest             (112)      (272)        (380)    (1,199)
                                 ---------     ------      -------     ------
Net income attributable to
  the Company                    $   2,001      2,224       13,724    123,766
                                 =========     ======      =======     ======

Earnings per common share:
  Income from continuing
  operations-
    Basic                        $    0.19       0.20         0.66       0.05
    Diluted                      $    0.19       0.20         0.65       0.05
  Discontinued operations-
    Basic                        $    0.00      (0.01)        0.69      12.17
    Diluted                      $    0.00      (0.01)        0.69      12.08
  Net income attributable
  to the Company-
    Basic                        $    0.20       0.22         1.39      12.33
    Diluted                      $    0.20       0.22         1.38      12.24

Number of shares (in
thousands) used in computing:
  -basic earnings
   per common share                  9,843     10,062        9,903     10,037
  -diluted earnings
   per common share                  9,886     10,135        9,945     10,110

                      FRP HOLDINGS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
(Unaudited)            (In thousands, except share data)

                                                 September 30     December 31
                                                     2019            2018
                                                 ------------    ------------

Assets:
Real estate investments at cost:
Land                                             $     84,383          83,721
Buildings and improvements                            145,690         144,543
Projects under construction                             1,461           6,683
                                                 ------------    ------------
  Total investments in properties                     231,534         234,947
Less accumulated depreciation and depletion            28,871          28,394
                                                 ------------    ------------
  Net investments in properties                       202,663         206,553
                                                 ------------    ------------

Real estate held for investment, at cost                8,283           7,167
Investments in joint ventures                         103,822          88,884
                                                 ------------    ------------
  Net real estate investments                         314,768         302,604

Cash and cash equivalents                              69,246          22,547
Cash held in escrow                                     6,734             202
Accounts receivable, net                                  919             564
Investments available for sale at fair value          115,308         165,212
Federal and state income taxes receivable              27,189           9,854
Unrealized rents                                          548              53
Deferred costs                                          1,079             773
Other assets                                              474             455
Assets of discontinued operations                          32           3,224
                                                 ------------    ------------
Total assets                                     $    536,297         505,488

Liabilities:
Secured notes payable                            $     88,891          88,789
Accounts payable and accrued liabilities                1,488           3,545
Other liabilities                                       1,978             100
Deferred revenue                                          831              27
Deferred income taxes                                  51,104          27,981
Deferred compensation                                   1,439           1,450
Tenant security deposits                                  334              53
Liabilities of discontinued operations                     18             288
                                                 ------------    ------------
  Total liabilities                                   146,083         122,233
                                                 ------------    ------------

Commitments and contingencies

Equity:
Common stock, $.10 par value
25,000,000 shares authorized,
9,823,668 and 9,969,174 shares issued
and outstanding, respectively                             982             997
Capital in excess of par value                         57,627          58,004
Retained earnings                                     313,262         306,307
Accumulated other comprehensive income, net             1,161            (701)
                                                 ------------    ------------
  Total shareholders' equity                          373,032         364,607
Noncontrolling interest MRP                            17,182          18,648
                                                 ------------    ------------
  Total equity                                        390,214         383,255
                                                 ------------    ------------
Total liabilities and shareholders' equity     $      536,297         505,488
                                                 ============    ============

PAGE>

Asset Management Segment:
------------------------
                                               Three months ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2019        %        2018        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Lease revenue                              $    430    100.0%        568    100.0%       (138)   -24.3%

Depreciation, depletion and amortization        154     35.8%        145     25.5%          9      6.2%
Operating expenses                              108     25.1%        106     18.7%          2      1.9%
Property taxes                                   70     16.3%         43      7.6%         27     62.8%
Management company indirect                      90     20.9%         (2)     -.4%         92  -4600.0%
Corporate expense                               168     39.1%         34      6.0%        134    394.1%
                                           --------   -------   --------   -------   --------   -------
Cost of operations                              590    137.2%        326     57.4%        264     81.0%
                                           --------   -------   --------   -------   --------   -------
Operating profit                           $   (160)   -37.2%        242     42.6%       (402)  -166.1%
                                           ========   =======   ========   =======   ========   =======

Mining Royalty Lands Segment:
-----------------------------
                                                Three months ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2019        %        2018        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Mining lands lease revenue                 $  2,302    100.0%      2,125    100.0%        177      8.3%

Depreciation, depletion and amortization         36      1.6%         55      2.6%        (19)   -34.5%
Operating expenses                               44      1.9%         48      2.2%         (4)    -8.3%
Property taxes                                   66      2.9%         61      2.9%          5      8.2%
Management company indirect                      53      2.3%          -      0.0%         53      0.0%
Corporate expense                                44      1.9%         28      1.3%         16     57.1%
                                           --------   -------   --------   -------   --------   -------
Cost of operations                              243     10.6%        192      9.0%         51     26.6%
                                           --------   -------   --------   -------   --------   -------
Operating profit                           $  2,059     89.4%      1,933     91.0%        126      6.5%
                                           ========   =======   ========   =======   ========   =======

Development Segment:
-------------------
                                               Three months ended September 30
                                           --------------------------------------
(dollars in thousands)                       2019           2018          Change
                                           --------       --------       --------
Lease revenue                              $    307            330            (23)

Depreciation, depletion and amortization         54             57             (3)
Operating expenses                              105            143            (38)
Environmental remediation                         -           (465)           465
Property taxes                                  300            269             31
Management company indirect                     477            465             12
Corporate expense                               479            408             71
                                           --------       --------       --------
Cost of operations                            1,415            877            538
                                           --------       --------       --------
Operating loss                             $ (1,108)          (547)          (561)
                                           ========       ========       ========


Stabilized Joint Venture Segment:
--------------------------------
                                                Three months ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2019        %        2018        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Lease revenue                              $  2,844    100.0%      2,719    100.0%        125      4.6%

Depreciation, depletion and amortization      1,187     41.7%      1,564     57.5%       (377)   -24.1%
Operating expenses                              695     24.4%        686     25.2%          9      1.3%
Property taxes                                  304     10.7%        290     10.7%         14      4.8%
Management company indirect                      50      1.8%         87      3.2%        (37)   -42.5%
Corporate expense                                41      1.5%         52      1.9%        (11)   -21.2%
                                           --------   -------   --------   -------   --------   -------
Cost of operations                            2,277     80.1%      2,679     98.5%       (402)   -15.0%
                                           --------   -------   --------   -------   --------   -------
Operating profit                           $    567     19.9%         40      1.5%        527   1317.5%
                                           ========   =======   ========   =======   ========   =======

Asset Management Segment:
------------------------
                                                Nine months ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2019        %        2018        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Lease revenue                              $  1,733    100.0%      1,717    100.0%         16      0.9%

Depreciation, depletion and amortization        527     30.4%        405     23.6%        122     30.1%
Operating expenses                              492     28.4%        335     19.5%        157     46.9%
Property taxes                                  216     12.5%        122      7.1%         94     77.0%
Management company indirect                     265     15.3%         72      4.2%        193    268.1%
Corporate expense                               470     27.1%        146      8.5%        324    221.9%
                                           --------   -------   --------   -------   --------   -------
Cost of operations                            1,970    113.7%      1,080     62.9%        890     82.4%
                                           --------   -------   --------   -------   --------   -------
Operating profit                           $   (237)   -13.7%        637     37.1%       (874)  -137.2%
                                           ========   =======   ========   =======   ========   =======

Mining Royalty Lands Segment:
----------------------------
                                                Nine months ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2019        %        2018        %       Change       %
                                           --------   -------   --------   -------   --------   -------

Mining lands lease revenue                 $  7,164    100.0%      5,952    100.0%      1,212     20.4%

Depreciation, depletion and amortization        130      1.8%        145      2.4%        (15)   -10.3%
Operating expenses                               75      1.1%        128      2.2%        (53)   -41.4%
Property taxes                                  203      2.8%        182      3.1%         21     11.5%
Management company indirect                     151      2.1%          -      0.0%        151      0.0%
Corporate expense                               123      1.7%        157      2.6%        (34)   -21.7%
                                           --------   -------   --------   -------   --------   -------
Cost of operations                              682      9.5%        612     10.3%         70     11.4%
                                           --------   -------   --------   -------   --------   -------
Operating profit                           $  6,482     90.5%      5,340     89.7%      1,142     21.4%
                                           ========   =======   ========   =======   ========   =======


Development Segment:
-----------------------------------------
                                                Nine months ended September30
                                           --------------------------------------
(dollars in thousands)                       2019           2018          Change
                                           --------       --------       --------
Lease revenue                              $    892            944            (52)

Depreciation, depletion and amortization        161            171            (10)
Operating expenses                              246            618           (372)
Environmental remediation                         -           (465)           465
Property taxes                                  918            768            150
Management company indirect                   1,314            998            316
Corporate expense                             1,219          1,110            109
                                           --------       --------       --------
Cost of operations                            3,858          3,200            658
                                           --------       --------       --------
Operating loss                             $ (2,966)        (2,256)          (710)
                                           ========       ========       ========

Stabilized Joint Venture Segment:
--------------------------------
                                                Nine months ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2019        %        2018        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Lease revenue                              $  8,171    100.0%      7,757    100.0%        414      5.3%

Depreciation, depletion and amortization      3,572     43.7%      5,629     72.6%     (2,057)   -36.5%
Operating expenses                            1,931     23.6%      1,870     24.1%         61      3.3%
Property taxes                                  869     10.6%        877     11.3%         (8)    -0.9%
Management company indirect                     142      1.8%        296      3.8%       (154)   -52.0%
Corporate expense                               116      1.4%        289      3.7%       (173)   -59.9%
                                           --------   -------   --------   -------   --------   -------
Cost of operations                            6,630     81.1%      8,961    115.5%     (2,331)   -26.0%
                                           --------   -------   --------   -------   --------   -------
Operating profit                           $  1,541     18.9%     (1,204)   -15.5%      2,745  -228.00%
                                           ========   =======   ========   =======   ========   =======


Discontinued Operations:
-----------------------
                                    Three months ended       Nine months ended
                                       September 30,           September 30,
                                     2019       2018         2019       2018
                                    ------     ------       ------     ------
Lease Revenue                            -        219          460     11,876

Cost of operations:
Depreciation, depletion
  and amortization                     (24)        29           17      3,131
Operating expenses                      12         52          246      1,694
Property taxes                           -         19           46      1,266
Management company indirect              -        370            -      1,360
Corporate expenses                       -         56            -      1,458
                                 ---------     ------      -------     ------
Total cost of operations               (12)       526          309      8,909

Total operating profit (loss)           12       (307)         151      2,967

Interest expense                         -          -            -       (587)
Gain (loss) on sale of buildings       (30)       200        9,238    165,007
                                 ---------     ------      -------     ------

Income (loss) before income taxes      (18)      (107)       9,389    167,387
Provision for (benefit from)
  income taxes                          (5)       (29)       2,540     45,278
                                 ---------     ------      -------     ------

Income (loss) from
  discontinued operations        $     (13)       (78)       6,849    122,109
                                 =========     ======      =======     ======

Earnings per common share:
  Income (loss) from
  discontinued operations-
    Basic                             0.00      (0.01)        0.69      12.17
    Diluted                           0.00      (0.01)        0.69      12.08

Non-GAAP Financial Measures.

To supplement the financial results presented in accordance with GAAP, FRP presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measure included in this quarterly report is net operating income
(NOI). FRP uses this non-GAAP financial measure to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. This measure is not, and should not be viewed as, a substitute for GAAP financial measures.

Net Operating Income Reconciliation
Nine months ended 09/30/19 (in thousands)
                                                                       Stabilized
                                              Asset                         Joint         Mining    Unallocated            FRP
                                         Management    Development        Venture      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment        Segment       Expenses         Totals
                                         ----------     ----------     ----------     ----------     ----------     ----------
Income (loss) from continuing operations        218         (2,236)           304          4,796          3,413          6,495
Income Tax Allocation                            81           (829)           253          1,778          1,246          2,529
                                         ----------     ----------     ----------     ----------     ----------     ----------
Income(loss) from continuing
  operations before income taxes                299         (3,065)           557          6,574          4,659          9,024

Less:
  Gains on sale of buildings                    536              -              -            126              -            662
  Unrealized rents                                -              -             25              -              -             25
  Interest income                                 -          1,123              -              -          4,690          5,813
Plus:
  Unrealized rents                                5              -              -            184              -            189
  Equity in loss of Joint Venture                 -          1,222             26             34              -          1,282
  Interest Expense                                -              -            958              -             31            989
  Depreciation/Amortization                     527            161          3,572            130              -          4,390
  Management Co. Indirect                       265          1,314            142            151              -          1,872
  Allocated Corporate Expenses                  470          1,219            116            123              -          1,928
                                         ----------     ----------     ----------     ----------     ----------     ----------

Net Operating Income (loss)                   1,030           (272)         5,346          7,070              -         13,174


Net Operating Income Reconciliation
Nine months ended 09/30/18 (in thousands)
                                                                       Stabilized
                                              Asset                         Joint         Mining    Unallocated            FRP
                                         Management    Development        Venture      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment        Segment       Expenses         Totals
                                         ----------     ----------     ----------     ----------     ----------     ----------
Income (loss) from continuing operations      1,648         (1,625)        (2,967)         3,870           (468)           458
Income Tax Allocation                           611           (603)          (655)         1,435           (519)           269
                                         ----------     ----------     ----------     ----------     ----------     ----------
Income(loss) from continuing
  operations before income taxes              2,259         (2,228)        (3,622)         5,305           (987)           727

Less:
  Unrealized rents                                -              -            163              -              -            163
  Interest income                             1,622             32              -              -            221          1,875
Plus:
  Unrealized rents                               27              -              -            369              -            396
  Loss on investment land sold                    -              3              -              -              -              3
  Equity in loss of Joint Venture                 -              1              -             35              -             36
  Interest Expense                                -              -          2,418              -              -          2,418
  Depreciation/Amortization                     405            171          5,629            145              -          6,350
  Management Co. Indirect                        72            998            296              -              -          1,366
  Allocated Corporate Expenses                  146          1,110            289            157          1,208          2,910
                                         ----------     ----------     ----------     ----------     ----------     ----------

Net Operating Income                          1,287             23          4,847          6,011              -         12,168
